Execution Version

Exhibit 10.3

AMENDED AND RESTATED GUARANTY
This AMENDED AND RESTATED GUARANTY, dated as of August 20, 2015 (this “Guaranty”), is made by COMPUTER SCIENCES CORPORATION, a Nevada corporation (“CSC”), in favor of THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (“BTMU”), as Administrative Agent (as defined below) (the “Guaranteed Party”) for the benefit of the Purchasers (as defined below).
WITNESSETH
WHEREAS, CSC is the guarantor under that certain Guaranty, dated as of June 12, 2015 in favor of BTMU (as assignee of The Royal Bank of Scotland plc (the “Original Guaranteed Party”)) (as amended, restated or otherwise modified from time to time, the “Existing Guaranty”), which guarantees the obligations of CSC Government Solutions LLC, a Nevada limited liability company and a wholly-owned Subsidiary of CSC (“CSCGS”), under that certain Master Accounts Receivable Purchase Agreement dated as of April 21, 2015, between CSC and BTMU (as assignee of the Original Guaranteed Party) (as heretofore amended, supplemented or otherwise modified, the “Original Agreement”), pursuant to which the Original Guaranteed Party has purchased Contract Receivables and Related Assets from CSC and CSCGS;
WHEREAS, CSC, CSCGS and BTMU, as administrative agent (the “Administrative Agent”) and certain purchasers identified therein (the “Purchasers”) entered into an Amended and Restated Master Accounts Receivable Purchase Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Agreement”; capitalized terms not otherwise defined herein shall have the meanings given to them therein);
WHEREAS, the Guaranteed Party and CSC desire to amend and restate the Existing Guarantee on the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the foregoing and in order to induce the Guaranteed Party to continue to purchase Contract Receivables and Related Assets from CSC and CSCGS, CSC agrees as follows:
1.CSC absolutely, unconditionally and irrevocably guarantees, as primary obligor and not as surety, to the Guaranteed Party the prompt payment when due, in full of any and all indebtedness and other monetary obligations owing by CSCGS to the Guaranteed Party under or pursuant to the Purchase Documents, upon the Guaranteed Party’s first written demand of CSC that CSCGS failed to pay any amount due under or in connection with the Purchase Documents, irrespective of any objection by CSCGS, and the performance and discharge by CSCGS of any other performance obligations of CSCGS under the Agreement (collectively, the “Guaranteed Obligations”).
2.    CSC absolutely, unconditionally and irrevocably agrees to pay promptly on demand all costs and expenses of the Guaranteed Party, if any (including, without limitation, reasonable counsel fees and out of pocket expenses) in connection with enforcement (whether through negotiation, legal proceedings or otherwise) of its rights under this Guaranty or any other Purchase Document (the “Expense Obligations”).
3.    CSC agrees to pay the Guaranteed Obligations and Expense Obligations, regardless of any applicable law now or hereafter in effect in any jurisdiction affecting any terms of any Purchase Document or the rights of the Guaranteed Party with respect thereto, and notwithstanding a discharge in bankruptcy of all or any part of Seller’s obligations under the Agreement. The liability of CSC hereunder shall be an absolute and primary obligation of payment and the Guaranteed Party shall not be required to first (i) proceed against CSCGS; (ii) proceed against or exhaust any security held from CSCGS; or (iii) pursue any other remedies it may have, including remedies against other guarantors.
4.    CSC unconditionally and irrevocably waives promptness, diligence, notice of acceptance hereof, and all other notices and demands of any kind to which CSC may be entitled as a guarantor, including, without limitation, demands of payment and notices of nonpayment, default, protest and dishonor to CSC or CSCGS. CSC further hereby waives notice of, consents to, and irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the following: (a) any agreement or arrangement for payment, extension or subordination, of the whole or any part of CSCGS's obligations under the Agreement, (b) the modification, amendment, waiver or consent to departure of any of the terms of the Agreement, including, without limitation, in the time, place or manner of payment or any increase in the Guaranteed Obligations resulting from the extension of additional credit to CSCGS or otherwise, (c) the forbearance by the Guaranteed Party in the exercise of any rights against CSCGS, (d) the change in location or release of any collateral of CSCGS (if any) or the taking of a security interest in any additional or substituted collateral of CSCGS (if any), (e) any lack of validity or enforceability of any Purchase Document or any agreement or instrument relating thereto, (f) any defense arising by reason of any claim or defense based upon an election of remedies by the Guaranteed Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of CSC or other rights of CSC to proceed against CSCGS, (g) any defense based on the right of set-off or counterclaim against or in respect of the obligations owed by CSCGS under the Purchase Documents, or (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Guaranteed Party that might otherwise constitute a defense available to, or a discharge of CSCGS or any other guarantor or surety.

The only defenses CSC shall have under this Guaranty are the defenses described in Section 12 and the payment in full of the Guaranteed Obligations and Expense Obligations.
5.    This Guaranty will continue to be effective or will be reinstated, as the case may be, if at any time any payment made to the Guaranteed Party is rescinded or must be returned upon the occurrence of any bankruptcy proceeding of CSCGS, as if such payment had not been made.
6.    This Guaranty is a continuing guaranty and shall continue in full force and effect until terminated pursuant to this Section 6. This Guaranty shall automatically terminate upon the earlier to occur of:
(a)    payment and performance in full of the Guaranteed Obligations and Expense Obligations (whether by CSCGS or otherwise), other than contingent indemnification obligations with respect to which no claim has been made; provided, that any such termination shall be subject to the reinstatement provisions set forth in Section 5 of this Guaranty; and
(b)    the CSC Guaranty Termination Date set forth in the Guaranteed Party’s written notice delivered to CSC pursuant to Section 14.25 of the Agreement.
7.    CSC hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against CSCGS that arise from the existence, payment, performance or enforcement of this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against CSCGS, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, unless and until all of the Guaranteed Obligations and Expense Obligations shall have been paid in full in cash. If any amount shall be paid to CSC in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations and Expense Obligations, such amount shall be received and held in trust for the benefit of the Guaranteed Party, and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty.
8.    TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, CSC AND THE GUARANTEED PARTY HEREBY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED HEREON. Any assignee of the Guaranteed Party permitted by the Agreement and all subsequent assignees permitted by the Agreement shall have all of the rights of the Guaranteed Party hereunder and may enforce this Guaranty with the same force and effect as if such Guaranty were given to such assignee in the first instance. The invalidity, illegality or unenforceability of any provision of this Guaranty shall not affect the validity, legality or enforceability of any of its other provisions. LEGAL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Guaranty shall be binding on CSC and its successors and assigns.
9.    CSC AND THE GUARANTEED PARTY HEREBY IRREVOCABLY CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL DISTRICT COURT FOR THE STATE OF NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. CSC AND THE GUARANTEED PARTY WAIVE ANY OBJECTIONS BASED UPON VENUE OR “FORUM NON CONVENIENS” IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING. CSC CONSENTS THAT PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE SERVED UPON IT BY REGISTERED MAIL DIRECTED TO UNDERSIGNED AT ITS ADDRESS SET FORTH BELOW.
10.    CSC acknowledges the accuracy of the facts set forth in the recitals hereto and further acknowledges that it has, or will, receive substantial benefit and good and adequate consideration from the accommodations granted to CSCGS by the Guaranteed Party pursuant to the Agreement. CSC warrants and represents that:
(a)    it is duly organized, validly existing and in good standing in its jurisdiction of formation;
(b)    it has the authority to carry on its business as presently conducted;
(c)    this Guaranty is a legal, valid and binding obligation of CSC, enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, (b) concepts of reasonableness and (c) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(d)    it has full power and authority to execute, deliver and perform its obligations under this Guaranty; and
(e)    the execution and delivery of this Guaranty (i) has been authorized by all requisite corporate action, (ii) does not and will not violate (1) the Guarantor’s certificate of incorporation or bylaws, or (2) any applicable law or material contractual restriction binding on or affecting the Guarantor, or (iii) does not and will not result in the creation or imposition of any lien on any asset of the Guarantor.

11.    CSC covenants and agrees that it will, unless this Guaranty shall have terminated in accordance with the last sentence of Section 6 hereof:
(a)    Comply, and cause CSCGS to comply, with all applicable laws, rules, regulations and orders, except to the extent any non-compliance would not reasonably be expected to have a Material Adverse Effect.
(b)    Furnish to Guaranteed Party:
(i)    as soon as available and in any event within 60 days of the end of each of the first three fiscal quarters of each fiscal year of CSC, a copy of the quarterly report (x) for such quarter for CSC, containing a consolidated balance sheet and consolidated statements of income and (x) for the period consisting of the fiscal year then elapsed, for CSC, containing consolidated statements of stockholders’ equity and cash flows; and
(ii)    as soon as available and in any event within 120 days after the end of each fiscal year of CSC, a copy of the consolidated annual audit report for such year for CSC, containing financial statements (including a consolidated balance sheet, consolidated statements of income, retained earnings and cash flows of CSC) for such year, accompanied by an opinion of Deloitte & Touche or other nationally recognized independent public accountants. The opinion shall be unqualified (as to going concern, scope of audit and disagreements over the accounting or other treatment of offsets) and shall state that such consolidated financial statements present fairly the consolidated financial position of CSC as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.
In lieu of furnishing to the Guaranteed Party paper copies of the documents required to be delivered pursuant to clauses (i) and (ii), to the extent such documents are filed with the Securities and Exchange Commission (or any successor agency) (the “SEC”), CSC shall notify Guaranteed Party when such documents are so filed and may make such documents available to the Guaranteed Party at its Internet website located at http://www.csc.com and through the SEC’s EDGAR system;
(c)    Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually insured by companies engaged in similar businesses. Notwithstanding the foregoing, CSC may maintain a plan or plans of self-insurance to such extent and covering such risks as is usual for companies of comparable size engaged in the same or similar business, which plans shall include, among other things, adequate reserves for the risks that are self-insured. On request, CSC will advise the Guaranteed Party concerning any such plan or plans for self-insurance;
(d)    At all times maintain its fundamental business and preserve and keep in full force and effect its corporate existence and all material rights, franchises and licenses necessary or desirable in the normal conduct of its business, in each case as applicable, except a Permitted Transaction and except if, in the reasonable business judgment of CSC, it is in the business interest of CSC or the Seller not to preserve and maintain such rights (charter and statutory), franchises and licenses, and such failure to preserve the same would not reasonably be expected to have a Material Adverse Effect. As used herein, “Permitted Transaction” means, in the case of any consolidation or merger involving CSC, either (i) CSC is the surviving entity or (ii) the Person surviving or resulting from such consolidation or merger shall have assumed the obligations of CSC hereunder in an agreement or instrument reasonably satisfactory in form and substance to the Guaranteed Party and such surviving corporation shall have delivered, for the benefit of Guaranteed Party, such other documents as may reasonably be requested, including, without limitation, information in respect of “know your customer” and similar requirements, an incumbency certificate and an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Guaranteed Party, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and
(e)    Keep in all material respects, proper books of record and account in accordance with GAAP.
12.    Except as otherwise provided in this Guaranty, CSC shall be under no greater obligation or greater liability under this Guaranty in relation to any Guaranteed Obligation than CSC would have been under the Agreement if CSC had been named as CSCGS in the Agreement and any defenses available to CSCGS in respect of its obligations under the Agreement or otherwise shall be available to CSC and Guaranteed Party may not recover under the Agreement, this Guaranty or otherwise for the same loss more than once.
13.    On the date hereof, the Existing Guaranty shall be amended, restated and superseded in its entirety by this Guaranty. CSC acknowledges and agrees that (i) this Guaranty does not constitute a novation or termination of the Existing Guaranty as in effect immediately prior to the effectiveness of this Guaranty and (ii) the obligations of CSC under the Existing Guaranty as in effect immediately prior to the effectiveness of this Guaranty are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Guaranty. Each reference to the Existing Guaranty or the “Guaranty” in any Purchase Document shall be deemed to be a reference to this Guaranty as amended and restated hereby.

A copy of this Guaranty shall be effective as an original as provided in the Agreement.
Dated Effective as of August 20, 2015.
COMPUTER SCIENCES CORPORATION, a Nevada corporation
By /s/ Paul N. Saleh
Name: Paul N. Saleh
Title: Executive Vice President and Chief Financial Officer

By /s/ William L. Deckelman, Jr.
Name: William L. Deckelman, Jr.
Title: Executive Vice President and General Counsel

NOTICE ADDRESS:
COMPUTER SCIENCES CORPORATION
3170 Fairview Park Drive
Falls Church, VA 22042
USA
Attention: Executive Vice President and General Counsel

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH
By /s/ Richard Gregory Hurst
Name: Richard Gregory Hurst
Title: Managing Director

NOTICE ADDRESS:
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH
1251 Avenue of the Americas
New York, New York 10020
Attention: R. Gregory Hurst
Email: rhurst@us.mufg.jp